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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-8 of our report which includes an explanatory paragraph addressing certain costs and expenses presented in the financial statements which represents allocations and management's estimates of the costs of services provided by Millipore Corporation, dated February 10, 1995, on our audits of the financial statements of Waters Chromatography Division of Millipore Corporation (the "Predecessor") for the year ended December 31, 1993 and the period January 1, 1994 to August 18, 1994, which report is included in the registration statement of Waters Corporation on Form S-1 (File No. 333-3810).



                                        /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------
                                        Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 19, 1996